Exhibit 99.1

GCI Liberty Completes Issuance of $600 Million Offering of New Senior Notes Due 2028

October 7, 2020

ENGLEWOOD, Colo.--(BUSINESS WIRE)--GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBP) announced today that its wholly-owned subsidiary, GCI, LLC (the “Issuer”), has completed the previously announced sale to initial purchasers in a private offering of $600 million aggregate principal amount of new 4.750% senior notes due 2028 (the “2028 Notes”). The 2028 Notes are unsecured obligations of the Issuer. The net proceeds of the offering, together with cash on hand and net proceeds from expected incremental borrowings under the Issuer’s senior credit facility, will be used to fund the redemption of all $450 million aggregate outstanding principal amount of the Issuer’s 6.875% Senior Notes due 2025 (the “2025 Notes”) and the redemption of all $325 million aggregate outstanding principal amount of the Issuer’s 6.625% Senior Notes due 2024 (the “2024 Notes”). In accordance with the indentures governing the 2025 Notes and the 2024 Notes, respectively, the Issuer has issued notices of redemption with respect to all outstanding 2025 Notes and all outstanding 2024 Notes. The redemption date for the 2025 Notes is October 14, 2020, and the redemption date for the 2024 Notes is October 23, 2020.

The offering was made pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers offered the 2028 Notes only to persons reasonably believed to be Qualified Institutional Buyers as permitted under Rule 144A under the Securities Act, or to certain persons outside the United States in reliance on Regulation S under the Securities Act. The 2028 Notes were not and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under such laws or applicable exemptions from such registration requirements.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy the 2028 Notes, nor shall there be any sales of 2028 Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release shall not constitute a notice of redemption with respect to the 2025 Notes or the 2024 Notes.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about incremental borrowings under the Issuer’s senior credit facility and the use of proceeds from the offering, including the proposed redemption of the 2025 Notes and the 2024 Notes. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this press release, and GCI Liberty, Inc. and the Issuer expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in their expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of GCI Liberty, Inc. and the Issuer, including their respective most recent Forms 10-K and 10-Q, for additional information about GCI Liberty, Inc. and the Issuer and about the risks and uncertainties related to their businesses which may affect the statements made in this press release.

About GCI Liberty, Inc.

GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBP) operates and owns interests in a broad range of communications businesses. GCI Liberty’s assets consist of its subsidiary GCI Holdings, LLC (“GCI”) and interests in Charter Communications, Liberty Broadband Corporation and Lending Tree. GCI is Alaska’s largest communications provider, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. GCI has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America.

GCI Liberty, Inc.
Courtnee Chun, 720-875-5420

Source: GCI Liberty, Inc.